UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 20, 2024, the Company issued a press release announcing certain business updates and held a conference call to discuss those updates. A copy of the press release and the transcript of the conference call are furnished with this report as Exhibits 99.1 and 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly stated by specific reference in such a filing.

Item 8.01	Other Events

On March 20, 2024, the Company provided an update on the following items:

•

Announced plans to commercialize the T2Lyme Panel in the third quarter of 2024 as a laboratory developed test (LDT) without the need to be run on the T2Dx® Instrument providing throughput improvements and cost of goods advantages. The Company is currently in discussions with potential LDT partners and plans to provide early Lyme disease results to U.S. reference laboratories nationwide.

•

Announced a new publication in Journal of Clinical Microbiology highlighting the clinical benefits and performance of the T2Resistance Panel, including demonstrating high accuracy, faster detection times, and the positive impact of faster test results on clinical interventions.

•

Engaged Dr. Robin Robinson as a strategic advisor to aid in commercialization of the T2Biothreat Panel. Dr. Robinson is the former Director of the Biomedical Advanced Research and Development Authority (BARDA) and former Deputy Assistant Secretary for Preparedness and Response (ASPR).

•

Received extension from the Nasdaq Hearings Panel to regain compliance with $35 million Market Value of Listed Securities requirement as set forth in Nasdaq Listing Rule 5550(b)(2) on or before May 20, 2024.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued March 20, 2024

99.2	Transcript of conference call held on March 20, 2024

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the likelihood that the T2Lyme Panel will be launched in the third quarter of 2024, the ability of the Company to provide T2Lyme results to U.S. reference laboratories nationwide, the likelihood that the growing dataset for T2Resistance will be a catalyst for increased adoption in countries where the T2Resistance Panel is currently available for purchase, and the likelihood that increasing commercial support and U.S. Government engagement represents a material future growth catalyst as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2024	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
	Name:	John Sprague
	Title:	Chief Financial Officer